      DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT IS MADE AS OF THE  24th DAY OF August, 2007, by and between Royal Spring Water, Inc, (Supplier) a Nevada corporation and existing under the laws of Nevada, with its principal place of business at 14553 Delano Street Suite 217 Van Nuys CA 91411, and Rhythm Structured Water Limited, (Distributor) a company organized and existing under the laws of the United Kingdom, with its principal place of business at Waterside Court, Falmouth Road, Penryn, Cornwall, TR10 8AW, United Kingdom;

ARTICLE I. DEFINITIONS

When used in this Agreement, the following terms shall have the meanings indicated. The meanings shall be applied whether the singular or the plural form of the term is used.

"Products" means the Products described in the attached Exhibit A, manufactured by supplier for the sale of the "Goods".  Supplier may change the specifications and design at its sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective within 30 days following the date notice thereof is mailed to Distributor.

"Affiliate" means any company controlled by, controlling, or under common control with supplier.

"Agreement" means this agreement, and the Exhibits, together with all amendments thereto. "Attachment" means any form or exhibit attached to this agreement.

"Customer" means any person who purchases Products from Distributor.

"Delivery Point" means Suppliers facilities located at Hereford Texas.

"Goods" means those items described in exhibit A.

"Products" means Goods, Products.

 "Territory" means the following geographic area or areas: United Kingdom

"Trademark" means any trademark, logo, or service mark, whether or not registered, used to represent or describe the Products of Supplier, as set forth in Exhibit B.

ARTICLE II. APPOINTMENT OF DISTRIBUTOR

Appointment. Supplier hereby appoints Distributor as Supplier's exclusive distributor of Products in the Territory, and Distributor accepts that position.

Referrals. If Supplier or any Affiliate is contacted by any party inquiring about the purchase of Products in the Territory, Supplier shall, or shall cause that Affiliate to, refer such party to Distributor.

Term:  Two years from the time of signature of this agreement

Cancellation of Agreement: Supplier may cancel this agreement at any time if Distributor has breached any of the terms and conditions of this agreement or in the event Distributor has not purchased at least a minimum of |||||||||||(40) foot containers (|||||||||||cases per container) during the two year term of this agreement, with a minimum of 1 container every two months. This is after the initial 6 months of pre-work to get the product and the brands in front of potential clients and Orders for the products. In the event Distributor has not breached any of the terms and conditions of this agreement the Distributor will have the right to extend his term by a further eight years, giving a potential total of ten years contract period.   In the event of such an Eight year extension, Distributor agrees to a minimum of |||||||||||40 foot containers per month will be ordered for the remaining Eight years.

Relationship of Parties. Distributor is an independent contractor and is not the legal representative or agent of Supplier for any purpose and shall have no right or authority (except as expressly provided in this Agreement) to incur, assume or create in writing or otherwise, any warranty on the part of Supplier. Supplier shall not exercise any control over any of Distributor's employees, all of who are entirely under the control of Distributor. Distributor shall be responsible for the acts and omissions of Distributor's employees. Distributor shall, at its own expense, during the term of this Agreement and any extension thereof, maintain full insurance under any Workmen's Compensation Laws effective in the state or other applicable jurisdiction covering all persons employed by and working for it in connection with the performance of this Agreement, and upon request shall furnish Supplier with satisfactory evidence of the maintenance of such insurance. Distributor accepts exclusive liability for all contributions and payroll taxes required under Federal Income Tax Law, Federal Social Security Laws and State Unemployment Compensation Laws or other payments under any laws of similar character in any applicable jurisdiction as to all persons employed by and working for it. Nothing contained in this Agreement shall be deemed to create any partnership or joint venture relationship between the parties.

Sale of Products by Distributor. Distributor shall use its best efforts to distribute the Products and to fully develop the market for the Products within the Territory. The parties have consulted together and now agree that if Distributor's best efforts are used as provided in this Section, a minimum of |||||||||||(40) foot containers of Products ("Annual Market Potential") will be purchased and distributed in the Territory during the two years of this Agreement. At the beginning of each subsequent year the parties will consult together in good faith and agree on the Annual Market Potential applicable to that year; provided, however, that if they cannot agree, the Annual Market Potential for the immediately Preceding year will apply to the current two years.

Competing Products. Distributor agrees that it will not distribute or represent any Products in the Territory that compete with the Products during the term of this Agreement or any extensions thereof. This includes any future products or brands of products from the supplier. It is agreed that any such products or brands will first be offered to the Distributor for his territory.

Advertising. Distributor shall be entitled, during the term of the distributorship created by this Agreement and any extension thereof, to advertise and hold itself out as an authorized Distributor of the Products. At all times during the term of the distributorship created by this Agreement and any extension thereof, Distributor shall use the Trademarks in all advertisements and other activities conducted by Distributor to promote the sale of the Products. Distributor shall submit samples of all proposed advertisements and other promotional materials for the Products to Supplier for approval including but not limited to web sites, Domain names, sales brochures, posters etc. Distributor shall not use any such advertisements or promotional materials without having received the prior written consent of Supplier to do so. Distributor shall not, pursuant to this Agreement or otherwise, have or acquire any right, title or interest in or to Supplier's Trademarks. Any such consent listed above shall not be unreasonably withheld and the Supplier agrees to make every effort to assist the Distributor in any and all ways to make the territory successful by not withholding any consent and should will actively encourage and assist in the creation of such material to be used for promotion.

New Products. If Supplier or any Affiliate now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Supplier shall immediately notify, or cause such Affiliate to notify, Distributor of that fact and of all details concerning that product. Distributor may request from Supplier distribution rights for that product in the Territory, or any portion thereof, and if so requested, Supplier shall negotiate, such distribution rights with Distributor in good faith.   If Distributor does not obtain those distribution rights or obtains them only for a portion of the Territory, and Supplier or an Affiliate later desires to offer those distribution rights for the Territory or any portion thereof to another party, Supplier shall first, or shall cause such Affiliate to first, make that offer in writing to Distributor on terms and conditions which shall be specified fully in that offer. That offer shall contain a full description of the subject product. Distributor may request, and Supplier shall promptly provide, or shall cause such Affiliate promptly to provide, further information concerning the product or the offer. If Distributor fails to accept such offer, Supplier or the Affiliate may then offer the product to another party for distribution in the Territory, but may not offer it on terms and conditions more favorable than those offered to Distributor. If Supplier or the Affiliate desires to make a better offer to another party, Supplier shall first, or shall cause the affiliate first to, make such better offer to Distributor in accordance with the procedure set forth above. The price of the offer for these further products shall not be made unreasonably high so as to cause the Distributor to reject such an offer. But shall be inline with all other Distributors pricing and the Suppliers general pricing.

Distributor Sales, Service and Storage Facilities. Distributor shall, at its expense, engage and maintain a sales service and handling organization in the Territory, staffed with such experienced personnel as are necessary to enable distributor to perform its obligations under this Agreement. Distributor shall, at its expense, maintain facilities and personnel in the Territory that will enable it promptly and satisfactorily to perform, at a reasonable price the sales, marketing and customer service of the Products sold by Distributor. To assist Distributor in this function, Supplier shall provide training, without charge, to any reasonable number of Distributor's personnel as Distributor shall designate. Distributor shall, at its expense, at all times store and maintain its inventory of Products in accordance with current, applicable instructions issued by Supplier from time to time. Distributor shall, at its expense, deliver one copy of a current sales brochure and literature, to each Customer either at the time of sale or as needed to present the product, at that time, Distributor shall, at its expense, fully explain and demonstrate to the customer the proper use of the Product. Distributor shall mail to Supplier, during the term of the distributorship created by this Agreement and any extension thereof, prompt written notice of the address of each location at which products are stored, and the address of each facility established by Distributor to sell and service the Products. Supplier may, through its designated agent, inspect all such locations and facilities and the operations conducted therein at any time during normal business hours.  Distributor shall supply a copy of the name and address of its customers after a sale has been made.  Distributor will get permission from its customer to use its name, company info and web address in press materials to be used by supplier. If this agreement were to be terminated by Supplier not due to breach of any of the terms and conditions of this agreement by Distributor then the Supplier shall agree a price with the Distributor for the customers gained by the Distributor over the agreement term. The price shall be mutually agreed, if this is not the case then a mutually agreed third party who is qualified in such matters shall be brought in to advise on the price and their decision would be deemed final by both parties.   In the event of termination by supplier due to breach of any of the terms and conditions of this agreement by Distributor, then Distributor will hand over to Supplier all the accounts they have secured and help with a smooth transition to a new distributor.  In the event Distributor terminates the agreement not due to  breach of any of the terms and conditions of this agreement by Supplier then Distributor will hand over to Supplier all the accounts they have secured and help with a smooth transition to a new distributor.

Spare Parts and Products. Distributor shall keep in stock an adequate supply of the Products for the sales of Goods.

Confidential Information. All information pertaining to the Products are recognized by Distributor to be secret and confidential and to be the property of Supplier.

Those items shall at all times and for all purposes be held by Distributor in a confidential capacity and shall not, without the prior written consent of Supplier, (i) be disclosed by Distributor to any person, firm or corporation, excepting those salaried employees of Distributor who are required to utilize such items in connection with the sale, marketing and servicing of Products during the term of the distributorship created by this Agreement or any extension thereof, or (ii) be disclosed to any person, firm or corporation, or copied or used by Distributor, its employees or agents at any time following the expiration or termination of this Agreement or any extension thereof. Supplier may require as a condition to any disclosure by Distributor pursuant to this Section that any salaried employee to whom disclosure is to be made sign a confidentiality agreement, enforceable by Supplier, containing terms satisfactory to Supplier.

ARTICLE III. TERMS OF PURCHASE AND SALE OF PRODUCTS

Purchase of Product. Distributor shall purchase its requirements for the Products from Supplier. Such requirements shall include purchasing and maintaining an inventory of Products that is sufficient to enable Distributor to perform its obligations hereunder,   Distributor shall buy sufficient Products to enable Distributor to meet the full demand for Products in the Territory. All purchases of Products by Distributor from Supplier shall be deemed to be accepted by Supplier at the time a bankable acceptable irrevocable letter of credit (“LC”) is opened in the name of supplier.  To the extent that LC is in compliance with the terms of this Agreement and drawn on an acceptable bank by suppliers bank, then Supplier shall perform in accordance all accepted orders. Supplier shall confirm its receipt and acceptance of each order within 5 days of receipt and approval of distributors LC by supplier’s bank. Or if the Distributor wishes to make payment in full for any order,   this is also acceptable by the Supplier.  Such payment must be made with in 7 days of the order from Distributor providing the order to Supplier

Purchases for Resale. All Products purchased by Distributor shall be purchased solely for commercial resale, excepting those Products reasonably required by Distributor for advertising and demonstration purposes. From time to time the Supplier will assist the Distributor in Marketing of products and Brands. This assistance shall be in the form of free product  when launching new products into the Distributor’s territory.

 Order Procedure. Each order for Products issued by Distributor to Supplier under this Agreement shall identify that it is an order and shall further set forth the delivery date or dates and the description and quantity of Products which are to be delivered on each of such dates. An order for Products provided by distributor shall not provide a delivery date of less than 30 days for the order to arrive at the port of Houston after the date that order is delivered to Supplier and the LC or receipt of funds is approved by suppliers bank such delivery date is to the port of Houston or any port of choice of distributor. The individual contracts for the sale of Products formed by Distributor's submission of orders to Supplier pursuant to the terms and conditions hereof shall automatically incorporate, to the extent applicable, the terms and conditions hereof, shall be subject only to those terms and conditions (together with all terms in orders which are contemplated by this Agreement) and shall not be subject to any conflicting or additional terms included in any documents exchanged in connection therewith. Notwithstanding anything in this Section, Supplier and Distributor may, by written agreement, modify the terms and conditions of this Agreement. Such changes must be approved in writing by both parties.

Cancellation of Orders. All cancellation of orders by Distributor shall be in writing, or if not initially in writing, shall be confirmed in writing. If Distributor cancels an order, which has been accepted by Supplier, Distributor shall reimburse Supplier for any cost incident to such order incurred by Supplier. The Supplier shall set out the list of such costs in this agreement so as to show what potential ramifications a cancelled order could have on the Distributor.

Purchase Price. The prices for Goods, and any discounts applicable thereto, are set forth in Exhibit A.   All prices are F.O.B. the Delivery Point.

Price Changes. Supplier reserves the right, in its sole discretion, to change prices or discounts applicable to the Products. Supplier shall give written notice to Distributor of any price change at least 30 days prior to the effective date thereof. The price in effect as of the date of Distributor's receipt of notice of such price change shall remain applicable to all orders received by Supplier prior to that effective date. The Supplier shall not make any such price increases, to the Distributor solely for his territory and it shall be proved that the Supplier itself has applied these prices across the board to all Distributors and itself. These prices shall not be made detrimental so as to force the Distributor to cancel this agreement due to the product becoming uncompetitive in it’s markets.

Packing. Supplier shall, at its expense, pack all Products in accordance with Supplier's standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory; provided, however, that if Distributor requests a modification of those procedures, Supplier shall make the requested modification and Distributor shall bear any reasonable expenses incurred by Supplier in complying with such modified procedures which are in excess of the expenses which Supplier would have incurred in following its standard procedures.

Delivery: Title and Risk of Loss. All deliveries of Products sold by Supplier to Distributor pursuant to this Agreement shall be made F.O.B. the Delivery Point, and title to and risk of loss of Products shall pass from Supplier to Distributor at the Delivery Point. Distributor shall be responsible for arranging all transportation of Products, but if requested by Distributor, Supplier shall, at Distributor 's expense if any, assist Distributor in making such arrangements. Distributor shall also procure insurance for the transportation of the Products, to the final destination in Distributor’s territory.

Inspection and Acceptance. Promptly upon the receipt of a shipment of Products, Distributor shall examine the shipment to determine whether any item or items included in the shipment are in short supply. Within 5 days of receipt of the shipment, Distributor shall notify Supplier in writing of any shortages, which Distributor claims existed at the time of delivery. Within 5 days after the receipt of such notice, Supplier will inform insurance company of the claim of shortages, to determine, the loss at the time of delivery. All replacements of goods as a result of damage will be paid for from the supplier’s insurance.  All other claims are the responsibility of the Suppliers insurance Unless notice is given as provided in this Section, Distributor shall be deemed to have accepted such Products and to have waived all claims for shortages.

Payment. Upon shipping bill of lading presented to suppliers bank, Distributor’s LC will be paid to Supplier, unless it is already prpaid.

U.S. Export Control. Supplier's obligations to sell and deliver Products shall be subject to such United States laws and regulations as shall, from time to time, govern the sale and delivery of goods for export from the United States.

Royal Spring Water, Inc.                                                 DATE:_______________________

_________________________

Supplier's Signature

 Its:_______________________

Bottled Water Company                                                 DATE:_________________________

___________________________

Distributor's Signature

Its:________________________

EXHIBIT A

PRICES  -RHYTHM STRUCTURED WATER

Bottle size – 16.9 oz

Water Bottler – Royal Spring Water Inc.
Brand – Rhythm Structured H20
Cap – Flat
Bottles per case – 24 with shrink warp.
Price per Case – ||||||||||| FOB Hereford

PAYMENT TERMS

Irrevocable Letter Of Credit payable of presentation of bill of lading for shipment with in five days from the issue of the order by Distributor

EXHIBIT B

Rhythm Structured H20